Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Asset Recovery Corp. (the "Company") on Form 10-Q for the quarter ended June 30, 2011 (the "Report"), I, William A. Glynn, the Chief Executive and Chief Financial Officer of the Company, hereby certify that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this report.

Date: August 11, 2011	By:	/s/ WILLIAM A. GLYNN
William A. Glynn
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)